CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

DK INTERNATIONAL GROUP LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
DK International Group Ltd.

We have audited the accompanying consolidated balance sheets of DK International Group Ltd of December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, cash flows and changes in stockholders’ equity for each of the years in the two-year period ended December 31, 2010.   DK International Group Ltd’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DK International Group Ltd as of December 31, 2010 and 2009, and the results of their consolidated operations and their cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP
Marlton, New Jersey
July 28, 2011

DK INTERNATIONAL GROUP LTD
 CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN US DOLLARS)

	For the years ended December 31,
	2010	2009

Sales	$62,954,281	$56,419,090

Cost of sales	(44,899,609)	(41,055,147)

Gross profit	18,054,672	15,363,943

Selling, general and administrative expenses	(7,044,104)	(6,260,214)

Income from operations	11,010,568	9,103,729

Other income (expenses)
Interest expense, net	(187,635)	(146,917)

Total Other income (expenses)	(187,635)	(146,917)

Income before income taxes	10,822,933	8,956,812

Provision for income taxes	(2,770,053)	(2,430,573)

Net income	8,052,880	6,526,239

Other comprehensive income
Foreign currency translation gain	647,519	13,474

Comprehensive income	$8,700,399	$6,539,713

Cash dividends declared per share	$12,801,436	$5,945,988

Basic and diluted earnings per share	$8,052,880	$6,526,239

Weighted average number of shares	1	1

The accompanying notes are an integral part of these consolidated financial statements

DK INTERNATIONAL GROUP LTD
CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	As of
	December 31,	December 31,
	2010	2009
ASSETS
Current assets
Cash	$234,379	$279,065
Accounts receivable, net	10,967,947	13,071,440
Inventory	2,323,064	5,753,013
Notes receivable	250,311	-
Other current assets	149,519	152,770
Advances to suppliers	854,005	786,132
Due from related party	217,695	-
Due from stockholder	2,984,826	-
Due from other	455,112	366,719
Total current assets	18,436,858	20,409,139
Property, plant and equipment, net,	3,245,508	3,641,672

Other assets
Intangible asset, net	5,248,954	5,222,085
Total other assets	5,248,954	5,222,085
Total Assets	$26,931,320	$29,272,896
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term bank loans	$2,952,157	$2,121,105
Accounts payable	9,465,946	6,302,030
Accrued expenses	2,735,836	2,050,323
Due to related party	-	44,593
Advances from customers	245,043	959,079
Dividend payable	-	2,420,349
Taxes payable	2,757,236	2,664,710
Other current liability	308,335	142,903
Total current liabilities	18,464,553	16,705,092

Total Liabilities	18,464,553	16,705,092
Commitments and contingencies
Stockholders' equity
Common stock $1.00 par value, 50,000 shares authorized;
1 share issued and outstanding as of December 31, 2010 and 2009, respectively	1	1
Additional paid in capital	2,903,421	2,903,421
Retained earnings	3,103,426	7,851,982
Accumulated other comprehensive income	2,459,919	1,812,400
Total stockholders' equity	8,466,767	12,567,804
Total Liabilities and Stockholders' Equity	$26,931,320	$29,272,896

The accompanying notes are an integral part of these consolidated financial statements

DK INTERNATIONAL GROUP LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	For the years ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,052,880	$6,526,239
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	716,983	700,934
Bad debt expense	264,556	154,855
Write-down of inventory	5,024	-
Changes in operating assets and liabilities
Accounts receivable	2,483,326	(5,234,935)
Other assets	(235,469)	1,007,602
Inventories	3,526,166	6,242,866
Advances to suppliers	(304,467)	(679,901)
Accounts payables	2,870,786	(4,157,476)
Taxes payable	1,367	507,901
Advances from customers	(727,169)	522,733
Other payables and accrued expenses	(1,681,693)	1,021,008

Net cash provided by operating activities	14,972,290	6,611,826

CASH FLOWS FROM INVESTING ACTIVITIES:
Due from other	(73,855)	(365,975)
Due from related party	(211,963)	-
Due from stockholder	(2,906,239)	-
Acquisition of property and equipment	(62,289)	(668,248)

Net cash used in investing activities	(3,254,346)	(1,034,223)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividend	(12,801,436)	(5,945,988)
Repayments of bank acceptance notes	-	(762,690)
Proceeds from related party loans	(44,904)	44,503
Net proceeds from short-term bank loans	2,874,430	2,116,798
Repayments of short-term bank loans	(2,135,882)	(1,610,289)

Net cash used in financing activities	(12,107,792)	(6,157,666)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	345,162	10,933

DECREASE IN CASH	(44,686)	(569,130)

CASH, BEGINNING OF YEAR	279,065	848,195

CASH, END OF YEAR	$234,379	$279,065

SUPPLEMENTAL CASH FLOW DISCLOSURE
Income taxes paid	$510,453	$1,455,972
Interest paid	$183,576	$149,429

The accompanying notes are an integral part of these consolidated financial statements

DK INTERNATIONAL GROUP LTD
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(IN US DOLLARS)

		Additional	Other
		paid in	comprehensive	Retained
	Common stock	capital	income	earnings	Total

Balance at December 31, 2008	$1	$2,903,421	$1,798,926	$7,271,731	$11,974,079

Dividend		-	-	(5,945,988)	(5,945,988)
Net income for the year		-	-	6,526,239	6,526,239
Foreign currency translation gain		-	13,474	-	13,474
Balance at December 31, 2009	1	2,903,421	1,812,400	7,851,982	12,567,804

Dividend		-	-	(12,801,436)	(12,801,436)
Net income for the year		-	-	8,052,880	8,052,880
Foreign currency translation gain		-	647,519	-	647,519
Balance at December 31, 2010	$1	$2,903,421	$2,459,919	$3,103,426	$8,466,767

The accompanying notes are an integral part of these consolidated financial statements

DK INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

DK International Group Ltd (“DK”) was incorporated under the laws of the British Virgin Islands on November 12, 2010. On December 30, 2010, DK entered into an equity transfer agreement with Mr. Yuxi Ding, pursuant to which DK acquired 100% of the outstanding equity interest of Dake (Fujian) Sports Goods Ltd. (“Dake”). The transaction was approved by the Quanzhou Commission of Economy and Trade on January 10, 2011. Dake was established in Jinjiang, Fujian Province, People’s Republic of China (“PRC”) on August 17, 1999 and is engaged in the manufacturing of sport and leisure shoes.

On December 31, 2010, Dake entered into a series of 10-year, renewable contracts with Aierda and its sole shareholder, Mr. Yuxi Ding, pursuant to which: (1) Mr. Ding agreed to pledge 100% of his equity interests in Aierda to Dake; (2) at any time during the 10-year term of the contractual arrangement, Dake has the absolute right to acquire any portion of the equity interests of Aierda from Mr. Ding; and (3) Dake has the absolute right during the 10-year term to appoint the directors of Aierda and to obtain service fees from Aierda. As a result of these contracts, Dake gained control over Aierda and Aierda became Dake’s VIE.

The commercial arrangement consists of the following contracts:

•
Exclusive Business Cooperation Agreement, dated December 31, 2010, between Dake and Aierda, provides that Dake will be the exclusive provider of consulting services to Aierda, and that Aierda will pay a service fee to Dake, which will be certain percentage of Aierda's profit before taxes, and payable at a time determined by Dake.

•
Exclusive Option Agreement, dated December 31, 2010, between Dake, Mr. Ding and Aierda, provides that in the event that Dake exercises its right to purchase the equity interests of Aierda from Aierda’s sole shareholder, the purchase price will be equal to the original price paid by the sole shareholder in acquiring the equity interest of Aierda.

•
Proxy Agreement, dated December 31, 2010, between Dake, Mr. Ding and Aierda, authorizes Dake to exercise any and all shareholder rights associated with Mr. Ding’s ownership in Aierda, including the right to sell, assign, transfer or pledge any or all of the equity interest in Aierda, and the right to vote such equity interest for any and all matters.

•
Equity Pledge Agreement, dated December 31, 2010, between Dake and Mr. Ding, whereby Mr. Ding pledges all of his equity shares in Aierda to Dake. If Aierda or Mr. Ding breaches their respective obligation under any of the VIE contracts, Dake, as pledgee, will be entitled to certain rights, including the right to foreclose on the pledged equity interests. Mr. Ding has agreed not to dispose of the pledged equity interests or take any actions that would prejudice Dake’s interest during the 10-year term of the agreements. Dake also has right to obtain any and all dividends related to the equity interest pledged during the term of the pledge.

Under these contractual arrangements, which obligate Dake to absorb a majority of the risk of loss from Aierda’s activities and entitle it to receive a majority of its residual returns, Dake has gained effective control over Aierda. Through these contractual arrangements, Dake now holds the variable interests of Aierda, and Dake becomes the primary beneficiary of Aierda. Based on these contractual arrangements, the Company believes that Aierda should be considered as a Variable Interest Entity (“VIE”) under ASC 810, "Consolidation” because the equity investor in Aierda no longer has the characteristics of a controlling financial interest. Accordingly, the accounts of Aierda are consolidated with those of Dake.

The carrying amount of Aierda’s assets, liabilities and equity included in the consolidated balance sheets consist of the following:

	December 31,
	2010	2009
Total assets	7,585,900	12,766,097
Total liabilities	6,220,565	9,132,129
Total equity	1,365,335	3,633,967

Aierda was established on June 13, 1991 as a foreign-invested PRC enterprise and is mainly engaged in the manufacture and sale of footwear parts and materials. On November 16, 2005, Mr. Yuxi Ding, a Philippine resident, entered into a share transfer agreement with Fujian Province Jinjiang City Chendai Jiangtou Labor Insurance Factory and Hong Kong Shengcheng (Pacific) Limited Company, the former shareholders of Aierda, pursuant to which, Mr. Ding acquired 100% of the equity interest in Aierda for a total consideration of RMB 9,000,000. On December 22, 2005, the Jinjiang City Commerce Bureau approved the equity transfer to Mr. Ding and approved the conversion of Aierda to a wholly foreign-owned enterprise.

On January 27, 2011, Mr. Yuxi Ding, entered into an option agreement with Mr. Yangbo Cai, the sole shareholder of DK at the time, pursuant to which Mr. Cai granted Mr. Ding an option to acquire all of his shares held in DK, for an exercise price of $10,000. Mr. Ding may exercise this option, in whole but not in part, during the period commencing six months after the effective date of a resale registration statement for securities issued to investors in the first equity financing after a share exchange transaction involving DK, and ending on the fifth anniversary of the date thereof. On January 27, 2011, Mr. Ding also entered into a voting rights’ entrustment agreement with Mr. Cai, pursuant to which Mr. Cai irrevocably granted to Mr. Ding all his voting and dispositive control over the shares held by Mr. Cai. Mr. Cai also waived all his rights associated with his shares and agreed to not cause DK to conduct any transactions which may materially affect the assets, obligations, rights or the operations of DK.

Each of DK, Dake and Aierda (collectively referred herein as the “Company”), are either wholly owned or under common control of Mr. Yuxi Ding, pursuant to the foregoing contractual arrangements. From an accounting perspective, there are no changes to the assets and liabilities of Dake upon consolidation as a result of the Dake shareholder transferring 100% of equity interests in Dake to DK. The historical consolidated financial statements of Dake are considered the historical financial statements of DK. The statements of income and comprehensive income have been presented retrospectively at the beginning of the reporting period.

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements of the company include the accounts of DK, Dake and Aierda. All inter-company balances and transactions are eliminated in consolidation.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the selection of the useful lives and residual values of property and equipment and intangible assets, provision for doubtful accounts, provision necessary for contingent liabilities, fair values, revenue recognition, and other similar charges. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, and foreign currency exchange rates.

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in a material adverse effect upon the Company’s business and financial condition.

Concentration Risks

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade receivables. As of December 31, 2010, substantially all of the Company’s cash were held by major financial institutions located in the PRC. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for trade receivables and has not experienced any credit losses in collecting the trade receivables.

No single customer accounted for more than 10% of the company's net sales in 2010 and 2009.

For the year ended December 31, 2010, no single supplier accounted for more than 10% of the company’s total purchases. Three suppliers accounted for 17%, 15% and 11% of total outstanding account payables. For the year ended December 31, 2009, two suppliers accounted for 10% and 11% of the total purchases. Three suppliers accounted for 21%, 14% and 14% of total outstanding account payables.

Comprehensive Income

The Company follows ASC 220 “Comprehensive Income” to recognize the elements of comprehensive income. Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company principally operates in PRC and its functional currency is the Chinese currency Renminbi (“RMB”).The reporting currency of the Company is the US dollar. The Company does not enter into any transactions denominated in foreign currencies. The financial statements of the Company are translated into United States dollars using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from translating the local currency financial statements into U.S. dollars are included in comprehensive income. The cumulative translation adjustment were included as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet.

	December 31,	December 31,
	2010	2009

Year end exchange rate (RMB:US$)	6.5918	6.8172

Average exchange rate for the year (RMB:US$)	6.7700	6.8311

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company maintains uninsured cash and cash equivalents with various banks in the PRC. The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Accounts Receivable

Accounts receivable consists of unpaid balances due from wholesale customers. Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts. According to the Company's policy, accounts receivable over 180 days are considered overdue. The Company does periodical reviews as to whether the carrying values of accounts have become impaired. The assets are considered to be impaired if the collectability of the balances become doubtful, accordingly, management estimates the valuation allowance for anticipated uncollectible receivable balances. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be recorded as a change in allowance for doubtful accounts. As of December 31, 2010, no allowance for doubtful accounts was considered necessary.

Inventory

Inventory is stated at the lower of cost or market, using the FIFO method. Inventory costs include material, labor and direct manufacturing overhead. The Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.  During the year ended December 31, 2010, the Company wrote-down $5,024 of inventory which was included in cost of sales.  As of December 31, 2009, no reserve for slow - moving or obsolete inventories is considered necessary.

Advances to Suppliers

Advances to suppliers consist of payments made to suppliers for future purchases. They are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if facts and circumstances indicate that the collectability of the materials become doubtful. The Company has determined that the reserve for advances to suppliers was $264,556 as of December 31, 2010 and no reserve is necessary for the year ended December 31, 2009.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred while additions, renewals and betterments are capitalized. When the asset property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Buildings	20 years

Leasehold improvements	20 years

Plant and machinery	10 years

Motor vehicles	10 years

Furniture, fixtures and office equipment	5 years

Intangible Assets

Intangible assets are accounted for in accordance with the provisions of ASC 350, "Goodwill and Other Intangible Assets". Under ASC 350, certain other intangible assets deemed to have indefinite useful lives are not amortized. Indefinite-lived intangible assets are assessed for impairment based on comparisons of their respective fair values to their carrying values. Intangible assets with a finite useful life are amortized over their useful lives. Intangible assets consist of land use rights stated at cost less accumulated amortization. Amortization is provided using the straight-line method over the designated terms of the lease of 50 years obtained from the relevant PRC land authority. The company does not have indefinite lived assets.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value. There was no impairment of long-lived assets for the year ended December 31, 2010.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605”Revenue Recognition”. Product sales are recognized when title to the product has transferred to customers in accordance with the terms of the sale; the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The Company accepts customer returns due to defective products. Revenue is recorded net of estimated sales discounts based upon specific customer agreements.

Cost of Sales

Cost of sales includes the raw materials, capitalized direct overhead costs consisting of labor costs, depreciation and amortization, utilities and rent expenses related to the property and equipment used in the manufacturing process.

Advertising and Promotion Expenses

Advertising and promotion are expensed as incurred. Advertising and promotion expenses which were included in selling expenses amounted to $337,860 and $513,088 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

The Company is subject to the Income Tax Laws of PRC. It did not generate any taxable income outside of the PRC for the year ended December 31, 2010. The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There was no deferred tax asset or liability for the year ended December 31, 2010.

Value Added Taxes

The Company is subject to a value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities that a penalty is due.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements”, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available. The three levels are defined as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

It is management’s opinion that the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates. The carrying amounts of short-term loans approximate their fair values because the applicable interest rates approximate current market rates.

As of December 31, 2010 and 2009, the Company's financial instruments include cash , accounts receivable, due from related party, due from stockholder, advances to suppliers, short- term bank loans, account payables, accrued expenses, deposits from customers, taxes payable, notes payable and other current liabilities. Management has estimated that the fair value of these financial instruments approximate their carrying amounts due to the short-term nature.

Recent Accounting Pronouncements

In December 2010, the FASB issued ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combination”, which amends ASC Subtopic 805-10, “Business Combinations.”  ASU No. 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable  prior annual reporting period only.  This amendment also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendment is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In May 2011, FASB issued ASU No. 2011-04 “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”.  The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements.  Some of the amendments clarify the Board’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing  information about fair value measurements. ASU 2011-04 shall be effective for public entities for interim and annual periods beginning after December 15, 2011, and should be applied prospectively. Early adoption is not permitted for public entities. For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011, and should be applied prospectively. Nonpublic entities may elect to apply the amendments early, but no earlier than interim periods beginning after December 15, 2011. The Company does not expect that the adoption of ASU 2011-04 will have a material effect on its financial statements.

In June 2011, FASB issued ASU No. 2011-05 “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”. Under the amendments to Topic 220, “Comprehensive Income”, in this Update, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in this Update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. Early adoption is permitted. The Company does not expect that the adoption of ASU 2011-04 will have a material effect on its financial statements.

NOTE 3- INVENTORY

As of December 31, inventory consists of the following:
	2010	2009
Raw materials	$756,420	$1,657,503

Work in progress	464,409	344,540

Finished goods	1,102,235	3,750,970
	$2,323,064	$5,753,013

NOTE 4- PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2010 and December 31, 2009, property, plant and equipment consisted of the following:

		December 31,
	Useful life	2010	2009

Building and leasehold improvement	20 years	$6,351,261	$6,138,884

Machinery and equipment	10 years	2,164,178	2,034,458

Motor vehicles	10 years	420,629	406,721

Computer, office equipment and furniture	5 years	62,665	59,270

Total costs		8,998,733	8,639,333

Less: accumulated depreciation		(5,753,225)	(4,997,661)

Total property, plant and equipment, net		$3,245,508	$3,641,672

Depreciation expenses for the years ended December 31, 2010 and 2009 were $569,273 and $554,544, respectively, of which $91,084 and $69,701 respectively, were charged to general and administrative expenses; and $478,189 and $484,843 respectively, were charged to cost of sales.

NOTE 5 - INTANGIBLE ASSETS

The Company obtained land use rights from the local authority for fifty years to use the land on which the office premises, warehouse and production plant of the Company are situated. The Company is in the process of obtaining certificate of land use rights from the PRC government. As for the years December 31, 2010 and 2009, intangible assets consisted of the following:

	December 31,
	2010	2009
Costs of land use rights	$7,585,193	$7,334,389

Less: accumulated amortization	(2,336,239)	(2,112,304)

Total intangible assets, net	$5,248,954	$5,222,085

 Amortization expense of land use rights was $147,710 and $146,390 for the years ended December 31, 2010 and 2009, respectively, and is included in cost of sales. Amortization expense for the next five years and thereafter at December 31, 2010 is as follows:

2011	$223,935

2012	223,935

2013	223,935

2014	223,935

2015	223,935

Thereafter	4,129,279

Total	$5,248,954

NOTE 6 - SHORT TERM BANK LOANS

The short-term loans are due to two financial institutions. For the years ended December 31, the Company’s short-term bank loans consisted of the following:

	2010	2009
Loans from Quanzhou Commercial Banks bearing interest rates at 7.695% secured by third parties.	$1,510,970	$1,461,010

Loans from China Construction Bank bearing interest rates at 5.841% secured by third parties and sole stockholder and his spouse	1,441,187	660,095

Total short term bank loans	$2,952,157	$2,121,105

NOTE 7 - INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are subject to tax at a statutory rate of 25% on net income reported in the statutory financial statements after appropriate tax adjustments. The Company files income tax returns with both the National Tax Bureau and the Local Tax Bureaus in PRC. The reconciliation of the difference between income tax expenses and the amounts computed by applying the PRC statutory rate for the years ended December 31:

	2010	2009
Statutory income tax rate	25%	25%

Non-deductible expenses- permanent differences	0%	2%

Effective tax rate	25%	27%

Tax payable as of December 31consist of the following:
	2010	2009
VAT tax payable	$388,320	$617,168

Corporate income tax payable	2,320,701	2,001,651

Other	48,215	45,891

Total taxes payable	$2,757,236	$2,664,710

As of December 31, 2010, the company’s tax years for all its PRC entities since their formation are open for statutory examination by PRC tax authorities.

Note 8 - RELATED PARTY TRANSACTIONS

As of December 31, 2010, due from related party consists of a loan to a family member of the Chief Executive Officer (“CEO”) of the Company; due from stockholder consisted of a loan to the company’s Chairman. The loan was repaid on March 24, 2011. In addition, the Chairman, who is also the stockholder of the Company, along with his spouse provide personal guarantee on the short-term bank loans.

NOTE 9- SEGMENT INFORMATION

ASC 280, "Segment Reporting", establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company is engaged in the manufacturing of shoes parts and accessories, Aierda brand shoes, as well as manufacturing other brand shoes for our original equipment manufacturer (“OEM”) customers. The Company's chief operating decision maker ("CODM") has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company has determined that it has three operating segments which are Shoe parts and accessories, Aierda shoes and OEM products.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The CODM evaluates performance based on each reporting segment's revenues, cost of revenues, and gross profit. Selling expenses and G&A expenses are not separated reviewed to each segment. The CODM does not review balance sheet information to measure the performance of the reportable segments, nor is this part of the segment information regularly provided to the CODM.

Sales, cost of sales, gross profit, total capital expenditure and total depreciation and amortization by segment were as follows:

	For the year ended December 31, 2010
	Shoes parts		Aidera
	and accessories	OEM products	brand shoes	Consolidated

Sales	$19,032,890	$4,362,747	$39,558,644	$62,954,281

Cost of sales	(14,371,210)	(3,245,717)	(27,282,682)	(44,899,609)

Gross profit	$4,661,680	$1,117,030	$12,275,962	$18,054,672

Depreciation and amortization	316,765	-	400,218	716,983

Total capital expenditures	29,856	-	32,433	62,289

Total assets	8,618,022	-	18,313,298	26,931,320

	For the year ended December 31, 2009
	Shoes parts		Aidera
	and accessories	OEM products	brand shoes	Consolidated

Sales	$27,003,628	$7,848,994	$21,566,468	$56,419,090

Cost of sales	(20,390,430)	(5,866,401)	(14,798,316)	(41,055,147)

Gross profit	$6,613,198	$1,982,593	$6,768,152	$15,363,943

Depreciation and amortization	335,485	-	365,449	700,934

Total capital expenditures	319,841	-	348,407	668,248

Total assets	14,010,761	-	15,262,135	29,272,896

NOTE 10 – SUBSEQUENT EVENT

On February 11, 2011, the Company entered into a Share Exchange Agreement with Lansdowne Security, Inc. (“Lansdowne”) and the Company’s sole shareholder, Mr. Yangbo Cai, pursuant to which Mr. Cai exchanged 100% of the issued and outstanding capital stock of DK for 9,250 shares of Lansdowne’s Series A Preferred Stock, which constituted 91.71% of Lansdowne’s issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. The Company is now the wholly-owned subsidiary of Lansdowne, and the Company’s subsidiary, Dake, and VIE, Aierda, became Lansdowne’s indirect subsidiary and VIE, respectively. In accordance with FASB ASC 805, “Business Combinations,” the Company accounted for this transaction as a reverse acquisition or recapitalization which consolidated the Company, Lansdowne, Dake and Aierda, and treated the Company as a shell at the time of the merger. According to ASC 805-10-55-13, “the acquirer usually is the combining entity whose relative size (measured in, for example, assets, revenues, or earnings), is significantly larger than that of the other.” Since Lansdowne was a shell at the time of the merger while the Company had operations through its acquisition of Dake and Aierda and was significantly larger, under ASC 805, the Company was considered the acquirer.